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                                                                     EXHBIT 23.2





                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Hastings Entertainment, Inc.

We consent to incorporation by reference in the registration statements (Nos. 333-60997 and 333-61007) on Form S-8 of Hastings Entertainment, Inc. of our report dated June 13, 2000, relating to the consolidated statements of operations, shareholders' equity and cash flows for the year ended January 31, 2000 of Hastings Entertainment, Inc. and subsidiaries, and the related financial statement schedule for the year ended January 31, 2000, which report appears in the January 31, 2002 annual report on Form 10-K of Hastings Entertainment, Inc.




                                       /s/ KPMG LLP



Dallas, Texas
April 8, 2002